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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                               -------------

                                 FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported) December 21, 1995
                                                     -----------------

                         NORTH STAR UNIVERSAL, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)

           Minnesota                     0-15638               41-0498850
   -------------------------           -----------          ------------------
    (State or other juris-             (Commission          (I.R.S. Employer
   diction of incorporation)           File Number)         Identification No.)

610 Park National Bank Building
5353 Wayzata Boulevard
Minneapolis, Minnesota                                             55416
---------------------------------------                          ----------
(Address of principal executive offices)                         (Zip Code)


     Registrant's telephone number, including area code (612) 546-7500
                                                        ---------------

                              Not applicable
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

    On December 21, 1995, North Star Universal, Inc., a Minnesota corporation ("North Star"), and Michael Foods, Inc., a Delaware corporation ("Michael") entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), pursuant to which, through a series of transactions, Michael will repurchase and retire a portion of the shares of Michael common stock held by North Star at a negotiated discount to the average market price of Michael common stock prior to the closing of the transactions by assuming North Star's outstanding indebtedness. North Star presently owns 7,354,950 shares, or approximately 38%, of the outstanding Michael common stock. North Star's remaining Michael common stock will then be allocated pro rata to North Star's shareholders. The net debt assumed will be between $25 and $38 million and the price discount will be 8% to 10%, depending on the level of indebtedness assumed by Michael. At the same time, North Star will contribute (the "Spin-off) all of its non-food businesses and assets to a newly formed wholly owned subsidiary ("Spinco").

    Pursuant to the Merger Agreement, a wholly owned subsidiary of North Star will be merged with and into Michael (the "Merger"). As a result of the Merger, Michael will become a wholly owned subsidiary of North Star. Michael will change its name to Michael Foods of Delaware, Inc., and North Star will change its name to Michael Foods, Inc. The Merger has been structured so that it will qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and will be accounted for as a redemption of securities under the "treasury stock" method of accounting.

    North Star will also enter into a Distribution Agreement with Spinco, the form of which is attached to the Merger Agreement (the "Distribution Agreement"). The Distribution Agreement provides that the Spin-off will be effected just prior to the effective date of the Merger, and on the closing date of the Merger, North Star will distribute to the shareholders of record of North Star as of a record date prior to the closing date of the Merger all of the outstanding common stock of Spinco (the "Distribution"). The Distribution has been structured so that it will qualify as a tax free reorganization under Section 368(a) of the Code.

    Just prior to the Merger, North Star will effect a reverse stock split, contingent on the consummation of the Merger, so that, after giving effect to the reverse stock split, the aggregate number of shares of North Star common stock outstanding will be equal to the number of shares of Michael common stock then owned by North Star, less the number of shares of Michael common stock repurchased by Michael as part of the transactions.

    The only remedy by either party for a breach of the Merger Agreement is the payment of the out-of-pocket expenses of the non-breaching party up to an aggregate of $500,000 (the "Termination Fee"). The Termination Fee is payable in the circumstances described in the Merger Agreement.

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    The closing of the Merger is subject to various conditions, including the approval of certain matters relating to the Merger by the holders of common stock of both North Star and Michael.

    The Merger Agreement (which includes as an attachment the form of Distribution Agreement) and the related press release of North Star and Michael are attached as exhibits to this report and are incorporated herein by reference. The foregoing summaries of the Merger Agreement and Distribution Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  Exhibits.

         The following exhibits are filed herewith:

Exhibit Number                    Description
--------------                    ----------------------------------------
2                                 Agreement and Plan of Reorganization
                                  by and between Michael Foods, Inc.,
                                  North Star Universal, Inc. and NSU
                                  Merger Co., dated as of December 21,
                                  1995 (Form of Distribution Agreement
                                  by and between North Star Universal,
                                  Inc. and New Holding Company, Inc.
                                  attached as an exhibit thereto)

20 Press release of North Star and Michael, issued December 22, 1995, regarding the Merger and Distribution

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                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 21, 1995

                                                  NORTH STAR UNIVERSAL, INC.



                                                  By  /s/ Peter E. Flynn
                                                      -----------------------
                                                      Peter E. Flynn
                                                      Chief Financial Officer

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                               EXHIBIT INDEX



Exhibit Number          Description                                      Page
--------------          ------------------------------------             ----
2                       Agreement and Plan of Reorganization
                        by and between Michael Foods, Inc.,
                        North Star Universal, Inc. and NSU
                        Merger Co., dated as of December 21,
                        1995 (Form of Distribution Agreement
                        by and between North Star Universal,
                        Inc. and New Holding Company, Inc.
                        attached as an exhibit thereto)

20                      Press release of North Star and
                        Michael, issued December 22, 1995,
                        regarding the Merger and Distribution